Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-185549 on Form S-3 of our report dated September 27, 2012, relating to the consolidated financial statements of pSivida Corp. appearing in the Annual Report on Form 10-K of pSivida Corp. for the year ended June 30, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 16, 2013